Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

CryoLife	Gilmartin Group LLC
D. Ashley Lee	Greg Chodaczek / Lynn Lewis
Executive Vice President, Chief Financial Officer and Chief Operating Officer	Phone: 646-924-1769 investors@cryolife.com
Phone: 770-419-3355

CryoLife Reports Fourth Quarter and Full Year 2018 Financial Results

Fourth Quarter and Recent Business Highlights:

•	Total revenues were $67.8 million in the fourth quarter of 2018, reflecting year over year growth of 28% and an 8% increase on a non-GAAP constant currency basis compared to the fourth quarter of 2017
o	On-X® revenues increased 13% in the fourth quarter of 2018 compared to the fourth quarter of 2017
o	JOTEC® revenues were $16.7 million in the fourth quarter of 2018, an increase of 303% year over year and a 17% increase on a non-GAAP basis compared to the fourth quarter of 2017
•	Total revenues for the full year 2018 were $262.8 million, reflecting year over year growth of 39% and a 10% increase on a non-GAAP constant currency basis compared to full year 2017
•

Net loss was ($1.7) million or ($0.05) per fully diluted common share for the fourth quarter of 2018; Non-GAAP net income was $1.9 million, or $0.05 per fully diluted common share for the fourth quarter of 2018

ATLANTA, GA – (February 13,  2019) – CryoLife, Inc. (NYSE: CRY),  a leading cardiac and vascular surgery company focused on aortic disease, announced today its financial results for the fourth quarter and full year ended December 31, 2018.

“2018 was a very successful year for CryoLife highlighted by strong revenue growth and progress on our clinical and R&D programs,” said Pat Mackin, Chairman, President, and Chief Executive Officer.  “Looking ahead, we remain confident in our ability to deliver high single digit annual revenue growth over each of the next five years driven by our highly differentiated JOTEC and On-X product portfolios and new introductions from our extensive product pipeline.”

Fourth Quarter 2018 Financial Results

Total revenues for the fourth quarter of 2018 were $67.8 million, reflecting growth of 28% on a reported basis and 8% on a non-GAAP constant currency basis compared to the fourth quarter of 2017.  The increase was primarily driven by $16.7 million in revenues from JOTEC in the fourth quarter of 2018 compared to $4.1 million in the fourth quarter of 2017 and strong revenue growth from On-X and tissue processing.

Net loss for the fourth quarter of 2018 was ($1.7) million, or ($0.05) per fully diluted common share, compared to net loss of ($3.0) million, or ($0.09) per fully diluted common share for the fourth quarter of 2017.  Non-GAAP net income for the fourth quarter of 2018 was $1.9 million, or $0.05 per fully diluted common share, compared to non-GAAP net income of $4.8 million, or $0.14 per fully diluted common share for the fourth quarter of 2017.  Earnings reflect higher than anticipated costs in the fourth quarter due to the acceleration of spending on our product pipeline, and increased costs related to international growth.

Full Year 2018 Financial Results

Total revenues for 2018 were $262.8 million, reflecting growth of 39% on a reported basis and 10% on a non-GAAP constant currency basis compared to 2017.  The increase was driven by growth in the On-X and JOTEC product lines as well as the tissue processing business.   For 2018, On-X and JOTEC non-GAAP revenues increased  by 21% and 25%, respectively, versus 2017.

Reported net loss for 2018 was ($3.8) million, or ($0.10) per share compared to net income of $3.7 million or $0.11 per share for 2017.   Non-GAAP net income for 2018 was $9.7 million, or $0.26 a share compared to non-GAAP net income of $16.7 million, or $0.48 per share in 2017.

The independent registered public accounting firm’s audit report with respect to the Company’s fiscal year-end financial statements will not be issued until the Company completes its annual report on Form 10-K, including its evaluation of the effectiveness of internal controls over financial reporting.  Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit.

2019 Financial Outlook

CryoLife expects total revenues for 2019 to be in the range of $280 million to $284 million and non-GAAP earnings per share of between $0.28 and $0.32.

All numbers are presented on a GAAP basis except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company’s financial guidance for 2019 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company’s non-GAAP revenues include JOTEC revenues for the same eleven-month period in 2017 prior to the closing of the acquisition of JOTEC on December 1, 2017.  The Company did not own JOTEC until the eleven-month period ended December 1, 2017, so the Company is unable to report its GAAP revenue growth for the twelve-month period ended December 31, 2018 compared to the same

period in 2017.    The Company’s other non-GAAP results exclude (as applicable) business development and integration expenses, amortization expense, and inventory basis step-up expense.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions, and the operating expense structure of the Company’s existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.  The Company does, however, expect to incur similar types of expenses in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast tomorrow, February 14, 2019 at 8:30 a.m. ET to discuss the results followed by a question and answer session.  To listen to the live teleconference, please dial 201-689-8261.  A replay of the teleconference will be available through February 20, 2019 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The Conference ID for the replay is 13687369.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable tissues used in cardiac and vascular surgical procedures focused on aortic repair.  CryoLife markets and sells products in more than 100 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include our financial guidance, including our expected total revenues and non-GAAP earnings per share; and our statement that we remain confident in our ability to deliver high single digit annual revenue growth over each of the next five years driven by our highly differentiated JOTEC and On-X product portfolios and new introductions from our extensive product pipeline.  These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for year ended December 31, 2018.  CryoLife does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights - Unaudited

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Products	$49,331	$35,112	$187,394	$119,631
Preservation services	18,468	17,714	75,447	70,071
Total revenues	67,799	52,826	262,841	189,702

Cost of products and preservation services:
Products	13,606	8,601	53,772	29,798
Preservation services	9,002	7,862	36,085	31,262
Total cost of products and
preservation services	22,608	16,463	89,857	61,060

Gross margin	45,191	36,363	172,984	128,642

Operating expenses:
General, administrative, and marketing	35,628	30,195	140,574	101,211
Research and development	6,784	6,363	23,098	19,461
Total operating expenses	42,412	36,558	163,672	120,672
Operating income (loss)	2,779	(195)	9,312	7,970

Interest expense	3,925	2,396	15,788	4,881
Interest income	(85)	(53)	(226)	(212)
Other expense (income), net	398	(190)	141	(260)

(Loss) income before income taxes	(1,459)	(2,348)	(6,391)	3,561
Income tax expense (benefit)	282	659	(2,586)	(143)

Net (loss) income	$(1,741)	$(3,007)	$(3,805)	$3,704

(Loss) income per common share:
Basic	$(0.05)	$(0.09)	$(0.10)	$0.11
Diluted	$(0.05)	$(0.09)	$(0.10)	$0.11

Weighted-average common shares outstanding:
Basic	36,652	34,025	36,412	33,008
Diluted	36,652	34,025	36,412	34,163

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights - Unaudited

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Products:
BioGlue and BioFoam	$17,975	$17,845	$66,660	$65,939
JOTEC	16,672	4,136	63,341	4,136
On-X	11,337	9,993	44,832	37,041
CardioGenesis cardiac laser therapy	1,703	1,736	6,217	6,866
PerClot	945	892	3,767	3,533
PhotoFix	699	510	2,577	2,116
Total products	49,331	35,112	187,394	119,631

Preservation services:
Cardiac tissue	9,023	8,599	35,683	32,510
Vascular tissue	9,445	9,115	39,764	37,561
Total preservation services	18,468	17,714	75,447	70,071

Total revenues	$67,799	$52,826	$262,841	$189,702

Revenues:
U.S.	$36,528	$34,648	$144,651	$135,102
International	31,271	18,178	118,190	54,600
Total revenues	$67,799	$52,826	$262,841	$189,702

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net Income (Loss) and Diluted Income (Loss) per Common Share - Unaudited

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP:
(Loss) income before income taxes	$(1,459)	$(2,348)	$(6,391)	$3,561
Income tax expense (benefit)	282	659	(2,586)	(143)
Net (loss) income	$(1,741)	$(3,007)	$(3,805)	$3,704

Diluted (loss) income per common share:	$(0.05)	$(0.09)	$(0.10)	$0.11

Diluted weighted-average common
shares outstanding	36,652	34,025	36,412	34,163

Reconciliation of (loss) income before income
taxes, GAAP to adjusted net income, non-GAAP:

(Loss) income before income taxes, GAAP	$(1,459)	$(2,348)	$(6,391)	$3,561
Adjustments:
Business development and integration expenses	1,399	6,555	8,332	10,935
Amortization expense	2,597	1,662	10,792	5,085
Gain on On-X escrow settlement	--	--	(2,675)	--
Inventory basis step-up expense	--	584	2,805	2,728
Adjusted income before income taxes,
non-GAAP	2,537	6,453	12,863	22,309

Income tax expense calculated at 25% pro forma
tax rate	634	1,613	3,216	5,577
Adjusted net income, non-GAAP	$1,903	$4,840	$9,647	$16,732

Reconciliation of diluted (loss) income per
common share, GAAP to adjusted diluted income per common share, non-GAAP:

Diluted (loss) income per common share, GAAP:	$(0.05)	$(0.09)	$(0.10)	$0.11
Adjustments:
Business development and integration expenses	0.04	0.18	0.22	0.31
Amortization expense	0.07	0.05	0.29	0.15
Gain on On-X escrow settlement	--	--	(0.07)	--
Inventory basis step-up expense	--	0.02	0.07	0.08
Tax effect of non-GAAP adjustments	(0.03)	(0.06)	(0.12)	(0.14)
Effect of 25% pro forma tax rate	0.02	0.04	(0.03)	(0.03)
Adjusted diluted income per common share,
non-GAAP:	$0.05	$0.14	$0.26	$0.48

Diluted weighted-average common
shares outstanding	37,658	35,090	37,437	34,163

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Revenues and Gross Margin - Unaudited

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2017	Growth Rate	2018	2017	Growth Rate
Reconciliation of total revenues, GAAP
to total revenues, non-GAAP:
Total revenues, GAAP	$67,799	$52,826	28%	$262,841	$189,702	39%
Plus: JOTEC pre-acquisition revenues	--	10,068		--	46,507
Total revenues, non-GAAP	$67,799	$62,894	8%	$262,841	$236,209	11%
Impact of changes in currency exchange	--	(402)		--	2,757
Total constant currency revenues, non-GAAP	$67,799	$62,492	8%	$262,841	$238,966	10%

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2017		2018	2017
Reconciliation of gross margin %,
GAAP to gross margin %,
non-GAAP:
Total revenues, GAAP	$67,799	$52,826		$262,841	$189,702
Gross margin, GAAP	$45,191	$36,363		$172,984	$128,642
Gross margin %, GAAP	67%	69%		66%	68%

Gross margin, GAAP	$45,191	$36,363		$172,984	$128,642
Plus: Inventory basis step- up
expense	--	584		2,805	2,728
Gross margin, non-GAAP	$45,191	$36,947		$175,789	$131,370
Gross margin %, non-GAAP	67%	70%		67%	69%

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net Income (Loss) to Adjusted EBITDA - Unaudited

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Reconciliation of net (loss) income,
GAAP to adjusted EBITDA, non-GAAP:
Net (loss) income, GAAP	$(1,741)	$(3,007)	$(3,805)	$3,704
Adjustments:
Interest income	(85)	(53)	(226)	(212)
Interest expense	3,925	2,396	15,788	4,881
Income tax expense (benefit)	282	659	(2,586)	(143)
Depreciation and amortization expense	4,459	3,050	18,095	9,733
Loss (gain) on foreign currency revaluation	437	(206)	2,578	(284)
Business development and integration expenses	1,399	6,555	8,332	10,935
Gain on On-X escrow settlement	--	--	(2,675)	--
Inventory basis step-up expense	--	584	2,805	2,728
Stock-based compensation expense	1,641	1,256	6,326	6,908
Adjusted EBITDA, non-GAAP	$10,317	$11,234	$44,632	$38,250